UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2008

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

6328 Monarch Park Place Niwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Effective October 2, 2008, Peter A. Jacobi was appointed to serve as a director of Crocs, Inc. (the “Company”).  The Company’s Board of Directors (the “Board”) has not yet determined the committee or committees of the Board on which Mr. Jacobi will serve.

Mr. Jacobi, was employed by Levi Strauss & Company from 1970 until his retirement in 1999.  During his nearly 30 year tenure, Mr. Jacobi held various senior levels positions, including President of the Men’s Jeans Division, President of Global Sourcing, President of Levi Strauss International, and from 1996 until his retirement, President and Chief Operating Officer.  Mr. Jacobi graduated from San Jose State University with a BS in Business & Industrial Management.

As compensation for his service on the Board, Mr. Jacobi will receive the Company’s standard compensation for non-employee directors. There are no understandings or arrangements between Mr. Jacobi and any other person pursuant to which he was selected as a director.

Attached as Exhibit 99.1 is a copy of the press release issued by the Company announcing the appointment of Mr. Jacobi.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: October 8, 2008	By:	/s/ Ronald R. Snyder
Ronald R. Snyder,
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 8, 2008.